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[LOGO] Heller Financial

                                FIRST AMENDMENT
                                       TO
                               SECURITY AGREEMENT

1. Parties and Date. This First Amendment to Security Agreement (the "Amendment") is entered into effective as of March 31, 1995, by and between Digital Microwave Corporation, a Delaware corporation ("Debtor"), and Heller Financial, Inc., a Delaware corporation ("Secured Party").

2. Facts. Secured Party has made a loan to Debtor (the "Loan") that is evidenced by a Promissory Note dated October 28, 1994, made by Debtor in favor of Secured Party in the amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the "Note"). The Note is secured by a Security Agreement dated October 28, 1994, between Debtor and Secured Party (the "Security Agreement") covering certain collateral. Debtor's failure to satisfy various financial conditions set forth in the Security Agreement would constitute a default thereunder. If the Security Agreement were not amended as set forth herein effective as of March 31, 1995, Debtor would not be able to satisfy certain of those financial conditions and therefore would be in default under the Security Agreement. In order to avoid that result, Debtor has requested and Secured Party has agreed that the Security Agreement be amended on the terms and conditions set forth in this Amendment. The parties therefore agree as follows.

3. Amendment to Security Agreement. Debtor and Secured Party hereby agree that the Security Agreement shall be and hereby is amended effective as of March 31, 1995, as follows:

           (i) The amount set forth in clause (aa) of Section 4 of the Security Agreement shall be and hereby is changed from Twenty Million and 00/100 Dollars ($20,000,000) to Thirty Million and 00/100 Dollars
($30,000,000).

           (ii) The last paragraph of Section 4 of the Security Agreement shall be and hereby is deleted in its entirety and shall be of no further force or effect. Accordingly, clauses (bb) and (cc) of Section 4 of the Security Agreement shall be in full force and effect for all applicable periods as long as any indebtedness under the Note, Security Agreement or other Loan Documents (as defined in the Security Agreement) remains outstanding. The paragraph hereby deleted and of no further force or effect reads as follows:

           Notwithstanding the foregoing, if at any time the Net
           Worth of Debtor exceeds Thirty-Five Million and 00/100
           Dollars





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           ($35,000,000.00), the Net Worth requirement under clause
           (aa) above, shall thereafter be Thirty-Five Million and 00/100 Dollars ($35,000,000.00), and clauses (bb) and
           (cc) above, shall thereafter not be applicable.

           (iii) Reserves in the amount of Three Million Two Hundred Sixty-Five Thousand and 00/100 Dollars ($3,265,000.00) that Debtor has recorded in its fiscal quarter ending March 31, 1995, for product discounts in connection with the late delivery of its Spectrum II product to Siemens/E-Plus shall not be considered for purposes of determinating EBITDA (as defined in the Security Agreement) for any applicable calculation under clause (dd) of Section 4 of the Security Agreement (i.e., the calculations involving Debtor's EBITDA on a trailing twelve month basis to be made as of the end of Debtor's fiscal quarters ending March 31, 1995, June 30, 1995, September 30, 1995, and December 31, 1995).

4. Acknowledgments, Ratifications and Reaffirmations by Debtor. Debtor hereby acknowledges, ratifies and reaffirms that (i) as of March 31, 1995, the outstanding principal balance under the Note is Eight Million Eight Hundred Eighty-Eight Thousand Eight Hundred Eight-Eight and 00/100 Dollars ($8,888,888.00), (ii) no Event of Default (as defined in the Security Agreement) or other event or circumstance which, with the passage of time or the giving of notice, or both, would constitute an Event of Default, has occurred or exists, (iii) Debtor has no defense, offset or counterclaim to any of Debtor's obligations under the Note, Security Agreement or other Loan Documents, and (iv) the Note, Security Agreement (as amended by this Amendment) and other Loan Documents are in full force and effect and are fully enforceable against Debtor in accordance with their respective terms.

5. Fee. In consideration for Secured Party's agreement to amend the Security Agreement as set forth herein, Debtor shall promptly pay to Secured Party the amount of Eight Thousand Eight Hundred Eight-Eight and 88/100 Dollars ($8,888.88).

6. Effectiveness of Loan Documents. Except as expressly amended by this Amendment, the Security Agreement, as well as the Note and all of the other Loan Documents shall remain in full force and effect.

7. No Waiver of Remedies. Secured Party expressly reserves any and all rights and remedies at any time available to it in connection with the Loan, whether arising under the Note, Security Agreement and/or any of the other Loan Documents, at law, in equity or otherwise. No failure to exercise, or delay by secured Party in exercising, any right, remedy, power or privilege under or in connection with the Note, Security Agreement and/or any of the other Loan Documents shall preclude any other or further exercise thereof, or the exercise of any other right, remedy, power or privilege at any time, and all such rights, remedies, powers and privileges shall be cumulative and not exclusive of one another.

8. Enforcement. This Amendment shall be governed by and construed in accordance with the laws and decisions of the State of Illinois. At Secured Party's election and without limiting Secured Party's right to commence an action in any other jurisdiction, Debtor





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hereby submits to the exclusive jurisdiction and venue of any court (federal, state or local) having situs within the State of Illinois, expressly waives personal service of process and consents to service by certified mail, postage prepaid, directed to the last known address of Debtor, which service shall be deemed completed within ten (10) days after the date of mailing thereof.

9. Entire Agreement. The parties acknowledge and agree that there are no other agreements or representations, either oral or written, express or implied, in connection with the Loan, that are not embodied in this Amendment, the Note, the Security Agreement and the other Loan Documents, which, together represent a complete integration of all prior and contemporaneous agreements and understandings of Debtor and Secured Party in any way related to the Loan. The Security Agreement (as amended by this Amendment) may not be altered, modified or terminated in any manner except by a writing duly executed by Debtor and Secured Party. If any provision of the Security Agreement (as amended by this Amendment) is held to be invalid or unenforceable, the remaining provisions shall remain in effect without impairment.

10. Binding on Successors. Debtor shall not assign any of its rights, duties or obligations under the Note, the Security Agreement (as amended by this Amendment) or any of the other Loan Documents and any purported such assignment shall be void. Secured Party may transfer or assign the Note or the Indebtedness (as defined in the Security Agreement) and the other Loan Documents, either together or separately, in accordance with the Security Agreement. Without in any way limiting the foregoing, the Note, Security Agreement (as amended by this Amendment) and other Loan Documents shall be binding upon the successors and legal representatives of Debtor.

11. Construction. The parties acknowledge and agree that each of them and their respective counsel have reviewed and contributed substantively and materially to the content of this Amendment and, as a result, this Amendment, and any ambiguities it might contain, shall not be construed more strictly against or in favor of either party on the basis that this Amendment, or any provision herein, was drafted by one or the other party.

IN WITNESS WHEREOF, Debtor and Secured Party have each executed this Agreement to be effective as of the day and year first above written.

"DEBTOR"                               "SECURED PARTY"

Digital Microwave Corporation, a       Heller Financial, Inc., a
Delaware corporation                   Delaware corporation

By: CARL A. THOMSEN                    By: DAVID KETCHUM
    ------------------------------         ------------------------------

Name: /s/ Carl A. Thomsen              Name: /s/ David Ketchum
      ----------------------------           ----------------------------

Title: UP--CFO                         Title: Assistant Vice President
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